EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registrant Statements on Form S-8 (File No. 33-44547, No. 33-82782 and No. 333-43024) of Osteotech, Inc.
of our report dated February 20, 2001, except as to certain information presented in Note 11 for which the date is March 28, 2001, appearing on page F-2 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page S-2 of this Form 10-K.


PricewaterhouseCoopers LLP

Florham Park, New Jersey
March 30, 2001


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